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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of NetBank, Inc. for the registration of 1,689,189 shares of its common stock and to the incorporation by reference therein of our report dated May 11, 2001, with respect to the consolidated financial statements of Market Street Mortgage Corporation and subsidiary for the year ended December 31, 2000 included in NetBank, Inc.'s Current Report on Form 8-K/A dated September 13, 2001 both filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Detroit, Michigan
September 28, 2001

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS